                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                            U.S. Laboratories, Inc.

                                      to

                            Voice Acquisition Corp.
                    An Indirect Wholly Owned Subsidiary of

                             Bureau Veritas, S.A.

                   (Not To Be Used For Signature Guarantees)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON SEPTEMBER 19, 2002, UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Alpine Fiduciary Services, Inc. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                        Alpine Fiduciary Services, Inc.

        By Mail:           By Facsimile Transmission          By Hand:
                                 (for eligible
    Alpine Fiduciary          institutions only):         Alpine Fiduciary
     Services, Inc.                                        Services, Inc.
      P.O. Box 2065             (201) 559-1162        c/o Georgeson Shareholder
  South Hackensack, NJ                                  Communications, Inc.
       07606-9974              Confirm Facsimile        17 State Street, 27th
                           Transmission by Telephone:           Floor
  By Overnight Courier:                                  New York, NY 10004
                                (201) 440-2213        Attn: Call Center Manager
    Alpine Fiduciary
     Services, Inc.
    111 Commerce Road
   Carlstadt, NJ 07072
    Attn: Reorg Dept.

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to Voice Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Bureau Veritas, S.A., a societe anonyme organized under the laws of the French Republic ("Bureau Veritas"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 22, 2002 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per stock (the "Shares") of U.S. Laboratories Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

 Number of Shares Tendered:               Name(s) of Record Holder(s): (please print or type)
---------------------------------------------------------------------------------------------
 Certificate Nos: (if available)          Address:

---------------------------------------------------------------------------------------------
                                          Area Code and Phone: (   )
---------------------------------------------------------------------------------------------
 Check box if Shares will be tendered by  Signature:
Book-entry Transfer:  [_]
---------------------------------------------------------------------------------------------
 Tendering Institution:                   Dated:

---------------------------------------------------------------------------------------------
 Account No.:
---------------------------------------------------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees the delivery to the Depositary of either the certificates evidencing all tendered Shares, in proper form for transfer, or the Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
           ---------------------------------------------------------------------

Address:
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------

Authorized Signature:
                ----------------------------------------------------------------

Printed Name:
          ----------------------------------------------------------------------

Title:
    ----------------------------------------------------------------------------

Area Code and Tel. No.:
                  --------------------------------------------------------------

Date: ____________________, 2002

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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